EXHIBIT (a)(5)(iii)

Exhibit (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement to Registration Statement No. 033-54655 (the “Registration Statement”) of our reports dated December 10, 1999 and December 5, 2000 appearing in the Annual Reports of Merrill Lynch Municipal Strategy Fund, Inc., for the years ended October 31, 1999 and October 31, 2000, respectively. Our report dated December 5, 2000 is also included in Exhibit (a)(5)(ii) to the Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey January 12, 2001